Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-116575, 333-108972, 333-102066) and Form S-8 (No. 333-85368, 333-84787) of BioMarin Pharmaceutical Inc. of our report dated March 6, 2006 relating to the financial statements of BioMarin/Genzyme LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 6, 2006